UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012 (May 3, 2012)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street Columbus, Ohio		43215-3976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On May 3, 2012, State Auto Financial Corporation (the “Company”) issued a press release disclosing the Company’s results of operations for the three-month period ended March 31, 2012 (the “Release”). The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Release included a non-GAAP financial measure, net income (loss) from operations per diluted share. Net income (loss) from operations differs from GAAP net income (loss) only by the exclusion of realized capital gains (losses), net of applicable taxes, on investment activity for the periods being reported. For the three-month periods ended March 31, 2012 and 2011, GAAP net income (loss) was $(0.05) per diluted share and $0.32 per diluted share, respectively, while net income (loss) from operations was $(0.16) per diluted share and $0.18 per diluted share for these same respective periods. For the three-month period ended March 31, 2012, realized capital gains, net of applicable taxes, decreased the GAAP net loss per diluted share by $0.11. For the three-month period ended March 31, 2011, realized capital gains, net of applicable taxes, increased the GAAP net income per diluted share by $0.14.

Management uses net income (loss) from operations because it believes this calculation better indicates the Company’s operating performance than GAAP net income (loss) in that net income (loss) from operations excludes the sometimes volatile realized capital gains/losses, net of applicable federal income taxes, that can produce inconsistent results.

The Release also included non-GAAP financial measures as to net written premium and a catastrophe loss ratio. Due to the significant changes in the Company’s net written premium as a result of implementing the homeowners quota share arrangement and the 2011 pooling participation percentage changes at the end of 2011, the following non-GAAP financial measures were provided in the Release in order to enable investors to perform a meaningful comparison of the Company’s current and historical net written premium and catastrophe loss ratio:

(1)

A 7.5% increase in total net written premium for the first quarter of 2012 from the same period in 2011, which excluded the impact of the homeowners quota share arrangement(1) and the 2011 pooling participation percentage change(2);

(2)

A 3.1% decrease in net written premium for the personal insurance segment for the first quarter of 2012 from the same period in 2011, which excluded the impact of the homeowners quota share arrangement(1) and the 2011 pooling participation percentage change(2);

(3)

A 4.3% increase in net written premium for the business insurance segment for the first quarter of 2012 from the same period in 2011, which excluded the impact of the 2011 pooling participation percentage change(2);

(4)	A catastrophe loss ratio of 12.6% for the first quarter of 2012, which assumed that the homeowners quota share arrangement(1) had not been in effect for the first quarter of 2012.

(1)	Homeowners quota share arrangement: On December 31, 2011, the State Auto Group entered into a quota share reinsurance agreement with a syndicate of unaffiliated reinsurers covering its homeowners book of business.

(2)	2011 pooling participation percentage change: As of December 31, 2011, the intercompany reinsurance pooling arrangement was amended to reduce the overall participation percentage of the Company’s insurance subsidiaries from 80% to 65%.

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

The Company has a Long-Term Incentive Plan under which grants of cash-based performance award units (“PAUs”) are made to its Named Executive Officers (“NEOs”) and other members of the Leadership Team. The value of a PAU is dependent upon the State Auto Group’s relative performance to a peer group of other property and casualty insurers (the “LTIP Peer Group”) during a three-year performance period. The value of the PAU awards to the NEOs for the three-year performance period ended December 31, 2011 (the “2009-2011 performance period”), was omitted from the Company’s definitive Proxy Statement dated April 3, 2012 (the “2012 Proxy Statement”) because, as of that date, the final LTIP Peer Group data for the 2009-2011 performance period was not available to the Company.

On May 3, 2012, the Company’s Compensation Committee approved PAU awards for the 2009-2011 performance period for the NEOs identified in the 2012 Proxy Statement. Set forth below are the non-equity incentive compensation and total compensation for each NEO reported in the Summary Compensation Table on Page 54 of the 2012 Proxy Statement, as recalculated to include the value of the PAU awards for the 2009-2011 performance period.

Named Executive Officer	Year	Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Robert P. Restrepo, Jr.,	2011	626,145	2,940,818
Steven E. English	2011	257,475	909,651
Jessica E. Buss	2011	374,913	806,761
Clyde H. Fitch	2011	211,808	750,407
James A. Yano	2011	144,500	633,887
Mark A. Blackburn	2011	—	2,354,327

(1)	For the 2011 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate amount of the following awards earned in 2011 by each NEO under the Long-Term Incentive Plan, the Company performance component of the LBP, the individual performance component of the LBP and the QPB:

Named Executive Officer	Long-Term Incentive Plan PAU Award ($)	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	QPB Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	384,345	85,800	127,776	28,224	626,145
Steven E. English	88,725	41,250	113,026	14,474	257,475
Jessica E. Buss	122,876	176,868	62,369	12,800	374,913
Clyde H. Fitch	81,120	35,063	83,322	12,303	211,808
James A. Yano	58,500	22,000	52,421	11,579	144,500
Mark A. Blackburn	—	—	—	—	—

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of shareholders (the “2012 Annual Meeting”) was held on May 4, 2012.

(b)	The following is a brief description and vote count on all items voted on at the 2012 Annual Meeting:

Proposal One – Election of Directors.

The following persons were elected to serve as Class III directors to hold office until the 2015 annual meeting of shareholders and until a successor is elected and qualified, with each director nominee receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Voted “Withheld”	Broker Non-votes
Eileen A. Mallesch	36,582,255	205,731	2,326,849
Robert P. Restrepo, Jr.	35,298,263	1,489,723	2,326,849
Paul S. Williams	36,202,338	585,648	2,326,849

Proposal Two – Modification of a material term of the Leadership Bonus Plan and reaffirmation of the material terms of such plan.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
35,143,983	1,098,560	545,443	2,326,849

Proposal Three – Modification of a material term of the Long-Term Incentive Plan and reaffirmation of the material terms of such plan.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
35,162,412	1,079,581	545,993	2,326,849

Proposal Four – Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
38,118,692	950,962	45,181	—

Proposal Five – Advisory vote on compensation paid to named executive officers, as disclosed in the proxy materials.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
35,743,504	449,916	594,566	2,326,849

(c)	Not applicable.

Section 8. Other Events

Item 8.01 Other Events.

At the Company’s Board of Directors meeting held on May 4, 2012, Paul S. Williams was re-elected as the Lead Director of the Board.

At the same Board meeting, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•	Compensation Committee: Chairperson Robert E. Baker, David J. D’Antoni, David R. Meuse, S. Elaine Roberts and Paul S. Williams.

•	Nominating and Governance Committee: Chairperson David J. D’Antoni, Eileen A. Mallesch, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•

Investment and Finance Committee: Chairperson David R. Meuse, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor

•	Independent Committee: Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert and S. Elaine Roberts

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on May 3, 2012, regarding results of operations for the three-month period ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 9, 2012	By	/s/ Steven E. English
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by State Auto Financial Corporation on May 3, 2012, regarding results of operations for the three-month period ended March 31, 2012.